Exhibit 10.8

SCHLAGE LOCK COMPANY LLC

ELECTED OFFICERS

SUPPLEMENTAL PROGRAM

Effective as of the Effective Date
as defined in the Separation and Distribution Agreement
by and between Ingersoll-Rand plc and Allegion plc

SCHLAGE LOCK COMPANY LLC
ELECTED OFFICERS SUPPLEMENTAL PROGRAM
TABLE OF CONTENTS

INTRODUCTION    1

ARTICLE 1 - DEFINITIONS    2

1.1    “Actuarial Equivalent”
1.2    “Board”    2
1.3    “Change in Control”    2
1.4    “Company”    2
1.5    “Compensation Committee”    2
1.6    “Deferral Plan”    2
1.7     “Distribution Agreement”    2
1.8    “Effective Date”    2
1.9    “Elected Officer”    2
1.10    “Employee”    2
1.11    “Employer”    2
1.12    “Final Average Pay”    2
1.13    “Foreign Plan”    3
1.14    “Ingersoll Rand”    3
1.15    “IR Plan One”    3
1.16     “IR Program”    3
1.17    “Pension Plan”    3
1.18    “Program”    3
1.19    “Retirement”    3
1.20    “Separation from Service”    4
1.21    “Year of Service”    4

ARTICLE 2 - PARTICIPATION    4

2.1    Commencement of Participation    4
2.2    Duration of Participation    4

ARTICLE 3 - AMOUNT OF BENFIT    5

3.1    Amount of Benefit    5

ARTICLE 4 - VESTING    5

4.1    Vesting    5
4.2    Forfeiture for Cause    6

ARTICLE 5 - DISTRIBUTIONS    6

5.1    Retirement    6
5.2    Time and Form of Distribution    7

5.3    Disability    7
5.4    Death    9
5.5    No Acceleration    9

ARTICLE 6 - FUNDING    10

6.1    Funding    10
6.2    Company Obligation    10

ARTICLE 7 - CHANGE IN CONTROL    10

7.1    Contributions to Trust    10
7.2    Amendments    10

ARTICLE 8 - MISCELLANEOUS    11

8.1    Amendment and Termination    11
8.2    No Contract of Employment    11
8.3    Withholding    11
8.4    Loans    11
8.5    Compensation Committee    11
8.6    Entire Agreement; Successors    12
8.7    Severability    12
8.8    Governing Law    12
8.9    Participant as General Creditor    12
8.10    Nonassignability    13

APPENDIX A    14

APPENDIX B    16

INTRODUCTION

Schlage Lock Company LLC (the “Company”) has established and adopted this Schlage Lock Company LLC Elected Officer Supplemental Program (the “Program”) effective as of the Effective Date (as defined herein) to provide supplemental retirement benefits to: (i) certain employees who were accruing benefits under the Ingersoll-Rand Elected Officer Supplemental Program (the “IR Program”) immediately prior to the spin-off of Allegion plc and its subsidiaries from Ingersoll-Rand plc, who remained employed with the Company or one of its affiliates immediately after the Effective Date, and (ii) any individual who becomes an Elected Officer of the Company (or of Allegion plc) at the first meeting of the public board of Allegion plc after being approved for participation in the Program by the Compensation Committee. The Program does not provide benefits for any other employees of the Company or its affiliates.

The Program provides the same supplemental retirement benefits as provided under the IR Program. The measure of supplemental retirement benefits and the time and form of payment under this Program are the same as under the IR Program, and the other terms of this Program are substantially similar to those provided under the IR Program.

For those management employees who were participants in the IR Program immediately before the Effective Date and did not incur a Separation from Service thereunder because of their continuing employment with the Company or one of its affiliates, service and compensation includible in determining benefits under the IR Program shall be includible in determining benefits under this Program, and no benefits shall be payable under the IR Program on or after the Effective Date to employees participating in this Program.

It is intended that this Program be treated as a plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). To the extent Internal Revenue Code Section 409A applies to the Program, the terms of the Program are intended to comply with that provision, and the terms of the Program shall be interpreted and administered in accordance therewith.

The Company now adopts the Program effective as of the Effective Date.

ARTICLE 1
DEFINITIONS

1.1
“Actuarial Equivalent” means an amount having equal value to a single life annuity when computed on the basis of the mortality table specified in the Pension Plan and an interest rate equal to the average of the monthly rates for ten-year Constant Maturities for US Treasury Securities for the twelve-month period immediately preceding the month prior to the month in which a determination of benefit occurs, such rate as published in Federal Reserve statistical release H.15(519).

1.2	“Board” means the Board of Directors of Allegion plc (or if Allegion plc is a subsidiary of any other company, of the ultimate parent company).

1.3
“Change in Control” shall have the same meaning as such term is defined in the Allegion plc Incentive Stock Plan of 2013 or any successor or replacement plan thereto, unless a different definition is used for purposes of a change in control event in any severance or employment agreement between an Employer and an Employee.

1.4	“Company” means Schlage Lock Company LLC, and its successors or assigns.

1.5	“Compensation Committee” means the Compensation Committee of the Board.

1.6	“Deferral Plan” means the Schlage Lock Company LLC Executive Deferred Compensation Plan and/or the IR Executive Deferred Compensation Plan II.

1.7
“Distribution Agreement” means the Separation and Distribution Agreement, by and between Ingersoll-Rand plc and Allegion plc in connection with the separation of the residential and commercial businesses from Ingersoll-Rand plc and the distribution of Allegion plc ordinary shares to shareholders of Ingersoll-Rand plc.

1.8	“Effective Date” means the effective date of the “Distribution” as defined in the Distribution Agreement.

1.9	“Elected Officer” means an individual elected by the Board as an officer of the Company or Allegion plc.

1.10	“Employee” means an individual who participates in the Program as provided in Section 2.1.

1.11	“Employer” means the Company and any domestic or foreign subsidiary or affiliate of the Company.

1.12	“Final Average Pay” means, except as provided in Section 5.3 for purposes of disability, the sum of the following:

(a)
the average of each of the three highest bonus awards from the Employer (whether the awards are paid to the Employee or are a Deferral Amount (as such term is defined in the Deferral Plan)) for the six most recent calendar years (including calendar years with Ingersoll Rand) prior to the date of determination, including the year during which the Employee’s retirement or death occurs, but excluding any amounts paid from the Deferred Compensation Account (as such term is defined in the Deferral Plan); and any other account under the Deferral Plan including, but not limited to, amounts paid consisting of Deferral Amounts and their earnings. For calendar years prior to the Effective Date, Final Average Pay shall include the highest bonus awards that would have been taken into account under the terms of the IR Program, and

(b)
the Employee’s annualized base salary from the Employer in effect immediately prior to the date of determination unreduced by any Deferral Amount (as defined in the Deferral Plan) or other elective salary reduction contributions to any plan of the Employer.

1.13
“Foreign Plan” means (i) any plan or program maintained by a foreign Employer (an Employer that is not an entity organized under the laws of the United States) under which cash benefits are payable to an Employee following retirement or other termination of employment, regardless of the form or structure of such plan, and (ii) any other plan, program, or system providing such benefits in respect of services performed by such an Employee for a foreign Employer that is established by the government of a foreign country, mandated under the laws of a foreign country or under a government decree or directive having the force of law, or mandated or maintained under any collective bargaining or similar agreement.

1.14	“Ingersoll Rand” means Ingersoll-Rand Company, or one of its affiliates.

1.15	“IR Plan One” means the Ingersoll-Rand Pension Plan Number One as in effect immediately prior to the Effective Date.

1.16	“IR Program” shall mean the Ingersoll-Rand Company Elected Officer Supplemental Program as in effect immediately prior to the Effective Date.

1.17	“Pension Plan” means the Schlage Lock Company LLC Pension Plan as in effect as of the Effective Date, and as may be amended from time to time.

1.18	“Program” means the Schlage Lock Company LLC Elected Officers Supplemental Program as stated herein and as may be amended from time to time.

1.19
“Retirement” means an Employee’s Separation from Service other than by reason of death or disability (as defined in Section 5.3) at a time when the Employee has satisfied the vesting requirements of Section 4.1.

1.20	“Separation from Service” means an Employer’s separation from service as determined under the general rules under Section 409A of the Code.

1.21
“Year of Service” shall be determined in accordance with the provisions of the Pension Plan, or, if the Employee is not a participant in the Pension Plan, in accordance with the provisions of the Schlage Lock Company LLC Employee Savings Plan, that are applicable to determining the Employee’s years of vesting service under such plan. Years of Service shall therefore include any period of service credited under IR Plan One or, if the Employee was not a participant in IR Plan One, any period of service credited under the Ingersoll-Rand Company Employee Savings Plan. Notwithstanding any provision of the Program to the contrary, in the event an Employee earns one or more hours of service during a calendar year for which service is credited under the Program, he shall be credited with a Year of Service with respect to such year for purposes of the Program; provided, however, that any Employee who was not a participant in the IR Program as of the Effective Date and who earns one or more hours of service during a calendar month for which service is credited under this Program shall be credited with service only for that month for purposes of this Program.

Whenever the word “he”, “his”, or “him” is used in the Program, such word is intended to embrace within its purview the word “she” or “her”, as may be appropriate.

ARTICLE 2
PARTICIPATION

2.1    Commencement of Participation

An individual employed by the Company on the Effective Date shall commence participation in the Program on the Effective Date if (a) the individual was accruing benefits in the IR Program immediately prior to the Effective Date or (b) the individual became an Elected Officer of the Company (or of Allegion plc) pursuant to action of the Board at the October 1, 2013 meeting of the Board and has been approved for participation in the Program by the Compensation Committee.  No individual who becomes an Elected Officer after the October 1, 2013 meeting of the Board shall be eligible to participate in the Program.

2.2    Duration of Participation

An Employee shall continue to participate in the Program until all benefits accrued hereunder have been paid or forfeited.

ARTICLE 3
AMOUNT OF BENEFIT

3.1    Amount of Benefit

An Employee shall be entitled to receive a benefit, determined as of the date of the Employee’s Retirement, death, or, in the case of disability, attainment of age 65, that is equal to (a) minus (b), where:

(a) is the lump sum Actuarial Equivalent of a single life annuity that is equal to the product of:

(i)his Final Average Pay,

(ii)	his Years of Service (up to a maximum of 35 Years of Service), and

(iii)	1.9% (as further adjusted to give effect to any adjustments required under Sections 5.1, 5.2, and 5.4); and

(b) is the benefit offset amount, as determined under Appendix A attached hereto, from the Pension Plan and any other plan(s) identified in Appendix A, expressed in the same form and with the same commencement date as the benefit payable to the Employee under this Program except to the extent otherwise provided in Section 5.3(b).

ARTICLE 4
VESTING

4.1    Vesting

An Employee shall become vested in the benefit provided under the Program upon the earliest of (i) attainment of age 55 and the completion of 5 Years of Service, (ii) attainment of age 62, (iii) death,

(iv) disability (to the extent provided in Section 5.3), or (v) a Change in Control. An Employee shall forfeit all right to benefits under the Program upon ceasing to be an employee of any Employer prior to satisfying any of the foregoing vesting conditions.

4.2    Forfeiture for Cause

All benefits for which an Employee would otherwise be eligible hereunder may be forfeited, at the discretion of the Compensation Committee, under the following circumstances:

(a)	The Employee is discharged by an Employer for cause, which shall be a breach of the standards set forth in the Code of Conduct of Allegion plc; or

(b)
Determination by the Compensation Committee no later than 12 months after termination of employment that the Employee has engaged in serious or willful misconduct in connection with his employment with an Employer; or

(c)
The Employee (whether while employed or for two years thereafter) without the written consent of an Employer is employed by, becomes associated with, renders service to, or owns an interest in any business that is competitive with an Employer or with any business in which an Employer has a substantial interest as determined by the Compensation Committee; provided, however, that an Employee may own up to 1% of the publicly traded equity securities of any business, notwithstanding the foregoing.

ARTICLE 5
DISTRIBUTIONS

5.1    Retirement

Upon an Employee’s Retirement, the benefit described in Section 3.1 shall be subject to further adjustment as follows:

(a)	Retirement at Age 62 - Upon attaining age 62, an Employee may retire and receive the benefit determined under Section 3.1.

(b)
Retirement before Age 62 - If an Employee who has become vested in accordance with Section 4.1 retires before attaining age 62, he will receive a benefit under the Program equal to the benefit he would have received upon Retirement at age 62, provided however that:

(i)	the amount determined under Section 3.1(a) shall be reduced by 0.429% for each month that the date of the Employee’s Retirement precedes attainment of age 62;

(ii)
the benefit offset amount as determined under Appendix A from the Pension Plan and any other plan(s) identified in Appendix A shall be adjusted under the terms of the applicable plan(s) for retirement to the earliest date on which the Employee may retire and begin receiving a benefit under such plan(s), and shall be further adjusted, if necessary, to an actuarially equivalent benefit payable on the date of the Employee’s Retirement; and

(iii)
for years prior to Social Security normal retirement age, the Social Security Primary Insurance Amount (as defined in Appendix A) shall be reduced by the same factors used by the Social Security Administration to adjust benefits payable at age 62 or later, and by 0.3% for each month that the date of the Employee’s Retirement precedes attainment of age 62.

(c)	Retirement after Age 62 - If an Employee retires after age 62, he will receive a benefit equal to the greater of:

(i)	the benefit determined under Section 3.1 as of his date of Retirement, or

(ii)
the benefit he would have received had his Retirement occurred at age 62, credited with interest from the date he attained age 62 until his date of Retirement. For purposes of this subsection (ii), the interest rate will be equal to the average of the monthly rates for ten-year Constant Maturities for US Treasury Securities for the twelve-month period immediately preceding the month prior to the month in which a determination of benefit occurs, such rate as published in Federal Reserve statistical release H.15(519).

5.2    Time and Form of Distribution

(a)
Benefits under the Program shall be payable solely in a single lump sum. In the case of Retirement, the lump sum benefit shall be paid on the later of (i) the first business day that is six months after the date of the Employee’s Retirement, or (ii) the first business day of the calendar year following the year of the Employee’s Retirement. In the case of disability or death, the lump sum benefit shall be paid on the payment date prescribed by Section 5.3 or Section 5.4 (without regard to whether the Employee’s death occurs prior or subsequent to Retirement), as applicable.

(b)
The lump sum amount determined under Sections 3.1 and 5.1, shall be credited with interest from the determination date under Section 3.1 until the date of distribution at the average of the monthly rates for ten-year Constant Maturities for US Treasury Securities for the twelve-month period immediately preceding the month prior to the month in which a determination of benefit occurs, such rate as published in Federal Reserve statistical release H.15(519).

5.3    Disability

(a)
An Employee who has a leave of absence for disability and returns to active employment before incurring a Separation from Service shall continue to accrue benefits (and Years of Service) under the Program during the leave of absence. Except as provided in Section 5.3(b), an Employee who has had a leave of absence for disability and who does not return to active employment before incurring a Separation from Service shall accrue no benefits (or Years of Service) during such leave of absence. An Employee described in this Section 5.3(a) (and not covered by Section 5.3(b)) shall be entitled to benefits, if any, under the Program in accordance with Sections 4.1, 5.1, 5.2, and 5.4 of the Program, based on the date of the Employee’s Separation from Service and his or her age and Years of Service at the date of the Employee’s Separation of Service.

(b)
An Employee who becomes disabled within the meaning of Section 5.3(c) prior to his or her Separation from Service and who remains continuously disabled until attaining age 65 or earlier death shall continue to accrue benefits (and Years of Service) under the Program as if he or she continued to be employed by the Company until the earlier of attainment of age 65 or death. An Employee who becomes disabled within the meaning of Section 5.3(c) prior to his or her Separation from Service and who recovers from the disability before attaining age 65 but after the date on which the Employee is determined to have had a Separation from Service, shall be entitled to benefits, if any, in accordance with the last sentence of Section 5.3(a), but shall be entitled to no additional Years of Service under this Section 5.3(b). An Employee described in either of the preceding two sentences shall be paid the lump sum, determined under Sections 3.1 and 5.2 of the Program as a benefit payable by reason of disability or death (not by reason of Separation from Service), on the first business day of the month following the month the Employee attains age 65 or, if the Employee dies before attaining age 65, the Employee’s beneficiary shall be paid the benefit under Section 5.4 of the Program as if the Employee retired on the date of death. In determining the benefits payable under this Section 5.3(b), the benefit offset amount under paragraph (d) of Appendix A shall be the value of the Employee’s vested Core Contribution Account under the Schlage Lock Company LLC Employee Savings Plan and vested Supplemental Core Contribution Account under the Schlage Lock Company LLC Supplemental Employee Savings Plan as of the date of the Employee’s Separation from Service.

(c)
For purposes of Section 5.3(b), an Employee shall be disabled if he or she has: (a) a condition under which the Employee: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company; or (b) any other condition under which the Employee is considered “disabled” within the meaning of Code Section 409A(a)(2)(C).

(d)
Notwithstanding any other provision of the Program to the contrary, in any case in which an Employee is entitled under Section 5.3(b) to accrue benefits (and Years of Service) under the Program during a period of disability, Final Average Pay means the sum of:

(i)
the average of each of the three highest bonus awards (whether the awards are paid to the Employee or are a Deferral Amount (as such term is defined in the Deferral Plan)) during the six most recent calendar years, including the year during which the Employee’s disability occurs (or, if the average of the three highest bonus awards would be greater, the six most recent calendar years prior to the year in which the Employee’s disability occurs), but excluding any amounts paid from the Deferred Compensation Account (as such term is defined in the Deferral Plan) or any other account under the Deferral Plan including, but not limited to, amounts paid consisting of Deferral Amounts and their earnings. For calendar years prior to the Effective Date, Final Average Pay shall include the highest bonus awards that would have been credited under the terms of the IR Program, and

(ii)	the Employee’s annualized base salary in effect as of the date he or she became disabled.

5.4    Death

(a)
In the event of an Employee’s death prior to Retirement, his beneficiary shall receive a lump sum payment determined under Section 3.1 as if the Employee retired on the date of his death, provided that if the Employee’s death occurs prior to his attainment of age 55, such death benefit shall be reduced by 0.3% for each month that the benefit commences before the Employee would have reached age 65. Such lump sum benefit shall be payable thirty (30) days after the date of the Employee’s death, or as soon as practicable thereafter.

(b)
The Employee’s beneficiary(ies) under the Program shall be the same as the Employee’s beneficiary(ies) under the Pension Plan, or, if the Employee was not a participant in the Pension Plan, then the Employee’s beneficiary(ies) under the Schlage Lock Company LLC Employee Savings Plan (“ESP”). If the Employee was not a participant in, or has no beneficiary under, the Pension Plan or the ESP, the Employee’s estate shall be the beneficiary.

5.5    No Acceleration

Except to the extent permitted under Code Section 409A, no benefits or payments under the Program shall be accelerated at any time.

ARTICLE 6
FUNDING

6.1    Funding

Except as provided in Section 7.1 hereof, neither the Company nor an Employer shall have any obligation to fund the benefit that an Employee earns under the Program.

6.2    Company Obligation

Notwithstanding the provisions of any trust agreement or similar funding vehicle to the contrary, the Company shall remain obligated to pay benefits under the Program. Nothing in the Program or any trust agreement shall relieve the Company of its liabilities to pay benefits under the Program except to the extent that such liabilities are met by the distribution of trust assets.

ARTICLE 7
CHANGE IN CONTROL

7.1    Contributions to Trust

In the event that a Change in Control has occurred, the Company shall be obligated to contribute to a grantor trust (which may include a pre-existing grantor trust established to enable the Company to satisfy its nonqualified benefit obligations) an amount necessary to fund the accrued benefit earned by the Employee under the Program (assuming immediate benefit commencement) determined as of the last day of the calendar month immediately preceding the date the Board determines that a Change in Control has occurred. If the Employee shall not have attained age 55, his annual benefit shall be determined on the same basis used to determine his accrued benefit in the case of death as specified in Section 5.4. Notwithstanding the foregoing, no contribution to which Code Section 409A(b)(3) applies shall be made to the trust with respect to the benefits owed to any Employee.

7.2    Amendments

Following a Change in Control of Allegion plc, any amendment modifying or terminating the Program shall have no force or effect.

ARTICLE 8
MISCELLANEOUS

8.1    Amendment and Termination

Except as provided in Section 7.2, the Program may, at any time and from time to time, be amended or terminated without the consent of any Employee or beneficiary, (a) by the Board or the Compensation Committee, or (b) in the case of amendments which do not materially modify the provisions hereof, the Administrative Committee (as defined in Section 8.5); provided, however, that no such amendment or termination shall reduce any benefits accrued or vested under the terms of the Program as of the date of amendment or termination.

8.2    No Contract of Employment

The establishment of the Program or any modification hereof shall not give any Employee or other person the right to remain in the service of an Employer, and all Employees and other persons shall remain subject to discharge to the same extent as if the Program had never been adopted.

8.3    Withholding

An Employer shall be entitled to withhold from any payment due under the Program any and all taxes of any nature required by any government to be withheld from such payment.

8.4    Loans

No loans to Employees shall be permitted under the Program.

8.5    Compensation Committee

The Program shall be administered by the Compensation Committee (or any successor committee) of the Board. The Compensation Committee has delegated to the administrative committee appointed by the Company’s Chief Executive Officer (the “Administrative Committee”) the authority to administer the Program in accordance with its terms. Subject to review by the Compensation Committee, the Administrative Committee shall make all determinations relating to the right of any person to a benefit under the Program, and unless modified by the Compensation Committee, any determination by the Administrative Committee shall be conclusive and binding upon all affected parties. Any denial by the Administrative Committee of a claim for benefits under the Program by an Employee or beneficiary shall be stated in writing by the Administrative Committee in accordance with the claims procedures annexed hereto as Appendix B.
8.6    Entire Agreement; Successors

The Program, including any subsequently adopted amendments, shall constitute the entire agreement or contract between an Employer and any Employee regarding the Program. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between an Employer and any Employee regarding the provisions of the Program, other than those set forth herein. Notwithstanding the previous sentence, to the extent any written agreement between an Employer and an Employee modifies the provisions of the Program with respect to the Employee, such agreement shall be deemed to modify the provisions of the Program but only to the extent such agreement is approved by the Compensation Committee. The Program and any amendment hereof shall be binding on an Employer, and the Employees and their respective heirs, administrators, trustees, successors and assigns, including but not limited to, any successors of an Employer by merger, consolidation or otherwise by operation of law, and on all designated beneficiaries of the Employee.

8.7    Severability

If any provisions of the Program shall, to any extent, be invalid or unenforceable, the remainder of the Program shall not be affected thereby, and each provision of the Program shall be valid and enforceable to the fullest extent permitted by law.

8.8    Governing Law

Except as preempted by federal law, the laws of the State of Delaware shall govern the Program.

8.9    Participant as General Creditor

Benefits under the Program shall be payable by the Company out of its general funds. The Company shall have the right to establish a reserve or make any investment for the purposes of satisfying its obligations hereunder for payment of benefits at its discretion, provided, however, that no Employee eligible to participate in the Program shall have any interest in such investment or reserve. To the extent that any person acquires a right to receive benefits under the Program, such rights shall be no greater than the right of any unsecured general creditor of the Company.

8.10    Nonassignability

To the extent permitted by law, the right of any Employee or any beneficiary in any benefit hereunder shall not be subject to attachment, garnishment, or any other legal or equitable process for the debts of such Employee or beneficiary nor shall any such benefit be subject to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized representative on this ____ day of _______________, 2013.

SCHLAGE LOCK COMPANY LLC

By: _________________________________________
Barbara A. Santoro
Secretary

APPENDIX A

The sum of the following benefit offset amounts shall be used for purposes of Sections 3.1(b) and 5.1(b) of the Program, irrespective of whether the Employee commences to receive a benefit under any of the plans identified below at the date the Employee’s benefit under the Program is determined:

(a)
All employer-paid benefits under any qualified defined benefit plan (as defined in Code Section 414(j)) and associated supplemental plans (including the Schlage Lock Company LLC Supplemental Pension Plan) sponsored by the Company or Ingersoll Rand. The Employee’s benefit, if any, under any qualified defined benefit plan and associated supplemental plans described in the previous paragraph, shall be determined as a life annuity based on the Employee’s credited period of service under such plan through the date of the Employee’s Separation from Service, converted to a lump sum in accordance with the factors used to determine lump sum distributions under such plan(s) or, if lump sum distributions are not available under such plan(s), as the lump sum Actuarial Equivalent of the accrued and vested benefits under such plan(s).

(b)
The Social Security Primary Insurance Amount (as defined below) estimated at age 65, multiplied by a fraction, the numerator of which is his Years of Service (up to a maximum of 35 Years of Service), and the denominator of which is 35.

For purposes of the Program, “Social Security Primary Insurance Amount” means the amount of the Employee’s annual primary old age insurance determined under the Social Security Act in effect at the date of determination and payable in accordance with (i) or (ii) below.

(i)	For benefits determined on or after age 65, payable for the year following his date of retirement.

(ii)
For benefits determined before the Employee attains age 65, payable for the year following his retirement or death (or which would be payable when he first would have become eligible if he were then unemployed), assuming he will not receive after retirement (or death) any income that would be treated as wages for purposes of the Social Security Act.

For purposes of determining the Social Security Benefit under paragraphs (i) and (ii) above, an Employee’s covered earnings under said Act for each calendar year preceding the Employee’s first full calendar year of employment shall be determined by multiplying his covered earnings subsequent to the year being determined by the ratio of the average per worker total wages as reported by the Social Security Administration for the calendar year being determined to such average for the calendar year subsequent to the year being determined.
The “Social Security Primary Insurance Amount” determined above shall be converted to a lump sum that is the Actuarial Equivalent of such benefit.

(c)
Any and all benefits accrued or accumulated by the Employee under any Foreign Plan (as defined in Section 1.13 of the Program) in respect of any period of service with a foreign Employer that is counted as a Year of Service under the Program, excluding any benefit attributable to the Employee’s own contributions (whether voluntary or mandatory) under any Foreign Plan. Such benefits shall be converted to a lump sum based on the factors used to determine lump sum distributions under such plan(s) or, if lump sum distributions are not available under such plan(s), as the lump sum Actuarial Equivalent of the benefits accrued under such plan(s).

(d)
An Employee’s vested Core Contribution Account under the Schlage Lock Company LLC Employee Savings Plan and vested Supplemental Core Contribution Account under the Schlage Lock Company LLC Supplemental Employee Savings Plan.

(e)
Except as hereinafter provided or otherwise required or permitted under Section 409A of the Code, no benefit offset amount shall be taken into account for purposes of Section 3.1(b) and 5.1(b) of the Program with respect to the benefits payable or paid to an Employee from another plan unless (i) the time and form of benefit payments under the other plan are the same as the time and form of benefit payments under the Program, or (ii) the benefits payable under the other plan were deferred (within the meaning of section 1.409A-2 of the Treasury Regulations) for periods of service (with any employer) prior to the period during which the benefits payable under this Program or the IR Program were accrued. This paragraph shall not preclude the following benefit offsets: (i) the benefit offsets permitted under sections 1.409A-2(a)(9) and 1.409A-3(j)(5) of the Treasury Regulations (relating to offsets for benefits payable under qualified employer plans and broad-based foreign retirement plans), (ii) the Social Security offsets specified under paragraph (b), (iii) offsets for benefits payable under a legally-mandated Foreign Plan described in section 1.409A-1(a)(3)(iv) or section 1.409A-1(b)(9)(iv) of the Treasury Regulations that is not subject to Section 409A of the Code, (iv) offsets to Program benefits that are not subject to Section 409A of the Code by reason of the Employee’s status as a nonresident alien or as a bona fide resident of Puerto Rico or of a U.S. possession described in section 931 of the Code or by reason of the exemption of the Employee’s compensation from U.S. income tax pursuant to a bilateral or multilateral treaty, or (v) offsets described in paragraph (d) of this Appendix A for benefits payable under Section 5.3(b) of the Program.

APPENDIX B

Claim Procedures

Employees, their beneficiaries, if applicable, or any individual duly authorized by them, shall have the right under the Plan and the Employee Retirement Income Security Act of 1974, as amended (ERISA), to file a written claim for benefits from the Plan in the event of a dispute over such Employee’s entitlement to benefits. All claims must be submitted to the Administrative Committee, or its delegate, in writing and within one year of the date on which the lump sum payment was made or allegedly should have been made. For all other claims, the date on which the action complained of occurred.

Timing of Claim Decision

If an Employee’s claim is denied, in whole or in part, the Administrative Committee, or its delegate, will give the Employee (or his or her representative) a written (or electronic) notice of the decision within 90 days after the Employee’s claim is received by the Administrative Committee, or its delegate, or within 180 days if special circumstances require an extension of time with respect to a determination of the claim. If the claim for benefits relates to disability benefits, the Employee (or his or her representative) will be given a written (or electronic) notice within 45 days after his or her claim is received by the Administrative Committee, or its delegate, unless special circumstances require an extension of time. The Administrative Committee, or its delegate, may extend the period no more than twice for up to 30 days for each extension to make a determination of a disability benefit claim. The Employee (or his or her representative) will be notified if any extensions are required, the special circumstances requiring an extension, and the date a determination is expected. If any additional information is needed to process an Employee’s claim for disability benefit claim, the Employee will be advised of the additional information that is needed and the standards on which the benefit entitlement is based, and he or she will have at least 45 days to provide the needed information. Failure to provide additional requested information may result in the denial of the claim.

Notice of Claim Denial

If the Employee is denied a claim for benefits, the Administrative Committee, or its delegate, will provide such Employee with a written or electronic notice setting forth:

1.	The specific reason(s) for the denial;
2.Specific reference(s) to pertinent Plan provisions upon which the denial is based;

3.	A description of any additional material or information necessary for you to perfect the claim, and an explanation of why such material or information is necessary;

4.
A description of the Plan’s claims review procedure and the time limits applicable to such procedures, including a statement of your right to bring a civil action under Section 502(a) of ERISA following a the exhaustion of the Plans’ administrative process;

5.
If a claim based on disability was denied in reliance upon an internal rule, guideline, protocol or other similar criterion, the internal rule, guideline, protocol or other criteria will be described, or the notice will include a statement that a copy of such rule, guideline, protocol or other criteria will be provided free of charge upon request; and,

6.A statement that you have the right to appeal the decision.

Appeal of Claim Denial

The Employee (or his or her representative) may request a review of a denial of a claim to the Administrative Committee, or its delegate, by filing a written application for review within 60 days (or, for disability claims,

180 days) after his or her receipt of the written notice of the denial of the claim. The filing of an appeal is mandatory if the Employee later determines that he or she wants to initiate a lawsuit under ERISA Section 502(a). The Administrative Committee, or its delegate, will conduct a full and fair review of the claim denial. The review shall:

1.	Not afford deference to the initial adverse benefit determination,

2.	Provide for the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the appeal, if applicable,

3.	Be conducted by someone that did not take part in the adverse determination under appeal and is not a subordinate of someone who did.

The Employee shall have the opportunity to submit written comments, documents, records and other information relating to his or her claim without regard to whether such information was submitted or considered in the initial benefit determination. The Administrative Committee will re-examine your claim, along with all comments, documents, records and other information that you submit relating to the claim, regardless of whether or not it was submitted or considered in the initial determination. In deciding an appeal that is based in whole or in part on a medical judgment, the decision maker shall consult with a health care professional who has appropriate experience in the field of medicine and who was not consulted in connection with the initial adverse determination and is not the subordinate of someone who did.

Timing of Decision on Appeal

The Administrative Committee, or its delegate, shall notify the Employee (or his or her representative) of the determination on review within 60 days (or, for disability claims, 45 days) after receipt of the Employee’s request for review, unless the Administrative Committee, or its delegate, determines that special circumstances require an extension. The extension may not be longer than 60 days (or, for disability claims, 45 days). The Employee (or his or her representative) shall be notified if any extension is required, the special circumstances requiring an extension and the date when a determination is expected before the end of the initial 60 day (for disability claims, 45 day) period. Subject to the Compensation Committee, the Administrative Committee’s, or its delegate’s, decision shall be final and binding on all parties.

Notice of Benefit Determination on Review of an Appeal

The Administrative Committee, or its delegate, will provide the Employee (or his or her representative) with a written or electronic notice of the determination on review and, if the claim on review is denied:

1.	The specific reason or reasons for the denial;
2.The specific Plan provision(s) on which the decision is based;

3.
A statement that the Employee is entitled to receive upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim for benefits;

4.
If a claim based on disability was denied in reliance upon an internal rule, guideline, protocol or other similar criterion, the internal rule guideline, protocol or other criteria will be described, or the notice will include a statement that a copy of such rule, guideline, protocol or other criteria will be provided free of charge upon request; and

5.	A statement that the Employee shall have a right to bring a civil action under Section 502(a) of ERISA following exhaustion of the Plans’ administrative processes.

Discretionary Authority to Decide Claims and Appeals

The Administrative Committee, or its delegate, shall have full discretionary authority to determine eligibility under the Plan’s terms, to interpret and apply the terms and provisions of the Plans, to resolve discrepancies and ambiguities, and to make final decisions on the appeal by an Employee of an initial denied claim. Subject to Compensation Committee, the Administrative Committee’s, or its delegate’s, decision will be final and binding on all parties.

Right to File a Lawsuit Under ERISA

In the event an Employee’s appeal under a Plan is denied by the Administrative Committee, or its delegate, he or she shall have the right to file a lawsuit under ERISA Section 502(a). Any such lawsuit must be filed within 12 months of the appeal having been denied. Any lawsuit filed shall be governed by ERISA, or to the extent not preempted, the laws of the State of Delaware.